EXECUTION VERSION

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
AND REAFFIRMATION OF PERFORMANCE GUARANTY

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of November 28, 2017, is by and among PRESIDIO CAPITAL FUNDING LLC, as the seller (together with its successors and permitted assigns, the “Seller”), PRESIDIO LLC, formerly known as Presidio, Inc., as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PRESIDIO NETWORKED SOLUTIONS LLC, formerly known as Presidio Networked Solutions, Inc., as sub-servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Sub-Servicer”), the various Purchasers and Purchaser Agents from time to time party thereto and PNC Bank, National Association (“PNC”), as the administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), a related committed purchaser (in such capacity, together with its successors and permitted assigns in such capacity, a “Committed Purchaser”) and a purchaser agent (in such capacity, together with its successors and permitted assigns in such capacity, a “Purchaser Agent”), and is reaffirmed by, with respect to Section 11 hereof, PRESIDIO IS LLC, formerly known as Presidio IS Corp., as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”).

BACKGROUND

WHEREAS, the parties hereto entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of February 2, 2015 (the “Original Receivables Purchase Agreement”), as amended by that certain Assignment and Amendment Agreement, dated as of October 5, 2015 (the “Assignment and Amendment Agreement”), as further amended by that certain Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Guaranty, dated as of February 8, 2016 (the “First Amendment”; together with the Original Purchase Agreement and Assignment and Amendment Agreement, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Purchase Agreement.

SECTION 2. Amendments to Receivables Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Purchase Agreement is hereby amended as follows:

(a)     Exhibit I of the Receivables Purchase Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Ratings Event” means, with respect to the Servicer, (a) if the Servicer has an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, either (x) the Standard & Poor’s long-term Issuer Rating for the Servicer is below B or (y) the Moody’s Corp. Family Rating for the Servicer is below B2 or (b) if the Servicer does not have an issuer credit rating from Standard & Poor’s or a corporate family rating from Moody’s, the long-term unsecured credit rating from Standard & Poor’s for the Servicer (if available) is below B, the long-term unsecured credit rating from Moody’s for the Servicer (if available) is below B2 or the rating from such other ratings source approved by the Administrator in writing is below such level agreed to in writing by the Administrator.

“Weighted Average Credit Terms” means for any month, the weighted average (weighted based on Outstanding Balance) payment terms (computed in days and calculated based on the difference between the original invoice date and the stated due date for payment) of invoices for all Receivables in the Receivables Pool as of the last day of such month.

(b)     The definition of “Default Ratio” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1.00%) computed as of the last day of each calendar month by dividing: (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month) by (ii) the aggregate credit sales made by all the Originators during the calendar month that is eleven (11) months before such month, or such other number of months prior to such month as determined by the Administrator in connection with modifying clause (a) of the definition of Defaulted Receivable upon not less than ninety (90) days’ prior notice to the Seller.

(c)     Clause (a) of the definition of “Defaulted Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(a) as to which any payment, or part thereof, remains unpaid for more than two hundred seventy (270) days from the original due date for such payment or such other number of days from the original due date for such payment as determined by the Administrator upon not less than ninety (90) days’ prior written notice to the Seller; provided that such other number of days shall not be less than one hundred eighty (180) days from the original due date for such payment, or

(d)     The definition of “Delinquent Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 120 days from the original due date for such payment.

(e)     The definition of “Dilution Reserve Percentage” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Dilution Reserve Percentage” means on any date, the product of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2.50 times the Average Dilution Ratio and (ii) the Dilution Spike Factor.

(f)     Clause (c) of the definition of “Eligible Receivable” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(c) that does not have a stated maturity which is more than 180 days after the original invoice date of such Receivable,

(g)     The definition of “Excess Concentration” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Excess Concentration” means the sum of the amounts without duplication by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the sum of: (i) an amount equal to (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is an Eligible Foreign Obligor exceeds 2.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have a stated maturity which is more than 90 days but less than 181 days after the original invoice date of such Receivable exceeds 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Federal Government Entity exceeds 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, plus (v) the amount by which the aggregate Outstanding Balance of all Eligible Unbilled Receivables then in the Receivables Pool exceeds 20.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

(h)     Clauses (a) and (d) of the definition of “Facility Termination Date” set forth in Exhibit I of the Receivables Purchase Agreement are hereby amended by deleting the phrase the Amendment and Restatement Closing Date and replacing it with “November 28, 2017”.

(i)     The definition of “Loss Reserve Percentage” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Loss Reserve Percentage” means, on any date, an amount equal to (a) the product of (i) 2.50 times the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (ii) the sum of (A) the aggregate credit sales made by all Originators during the six most recent calendar months, plus (B) if the Weighted Average Credit Terms on such date is (X) less than 30, 0, (Y) equal to or greater than 30 but less than 60, the product of (1) the aggregate credit sales made by all Originators during the seventh most recent calendar month, multiplied by (2) the quotient of (x) the Weighted Average Credit Terms on such date minus 30.0, divided by (y) 30.0, (Z) equal to or greater than 60 but less than 90, the aggregate credit sales made by all Originators during the seventh most recent calendar month, plus the product of (1) the aggregate credit sales made by all Originators during the eighth most recent calendar month, multiplied by (2) the quotient of (x) the Weighted Average Credit Terms on such date minus 60.0, divided by (y) 30.0, divided by (b) the Net Receivables Pool Balance as of such date.

(j)     The first sentence of the definition of “Weekly Reporting Event” set forth in Exhibit I of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Weekly Reporting Event” means (i) (A) the Default Ratio shall exceed 3.50%, or (B) the Delinquency Ratio shall exceed 12.0%, (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 2.75%, (B) the Delinquency Ratio shall exceed 10.0%, or (C) the Dilution Ratio shall exceed 5.00%, (iii) Days’ Sales Outstanding exceeds 60 days (or, for the calendar months of September, October, November and December (and any week therein), 65 days), or (iv) a Ratings Event shall have occurred and is continuing.

SECTION 3. Representations, Warranties and Enforceability. Each of the Seller and Servicer hereby represents and warrants to the Administrator, the Purchaser Agents, and the Purchasers, as of the date hereof with respect to itself, as follows:

(a)     the representations and warranties of it contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b)     no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event, Unmatured Termination Event, Servicer Default or Unmatured Servicer Default, as set forth in Exhibit V or Exhibit I, as applicable, of the Receivables Purchase Agreement; and

(c)     (i) the execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) this Amendment and the Receivables Purchase Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with their respective terms.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)     The Administrator shall have received a fully executed counterpart of (i) this Amendment, (ii) the Sixth Amended and Restated Fee Letter, dated as of the date hereof, by and among PNC as the

Administrator and the Related Committed Purchaser, the Seller and the Servicer, and (iii) such other documents as may be required in connection with the foregoing (collectively, the “Amendment Documents”).

(b)     The Administrator shall have received such documents and certificates as the Administrator shall have reasonably requested on or prior to the date hereof.

(c)     The Administrator shall have received all fees and other amounts due and payable to it under the Receivables Purchase Agreement and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Seller agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d)     No Termination Event, Unmatured Termination Event, Servicer Default or Unmatured Servicer Default, as set forth in Exhibit V or Exhibit I, as applicable, of the Receivables Purchase Agreement, shall have occurred and be continuing.

SECTION 5. Amendment. The Seller, the Servicer, the Sub-Servicer, the Administrator, the various Purchasers and Purchaser Agents from time to time party thereto, and, with respect to Section 11 hereof, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7. Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8. Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Seller, the Servicer, the Administrator, the various Purchasers and Purchaser Agents from time to time party thereto, and, with respect to Section 11 hereof, the Performance Guarantor, and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11. Ratification of Performance Guaranty. After giving effect to this Amendment and the remaining Amendment Documents, all of the provisions of that certain Performance Guaranty, dated as of March 31, 2011 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”), by the Performance Guarantor in favor of the Administrator, shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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Amendment 2 to 2nd A&R RPA (PNC/Presidio)

Amendment 2 to 2nd A&R RPA (PNC/Presidio)

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Amendment 2 to 2nd A&R RPA (PNC/Presidio)

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